Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-176143) pertaining to the American Capital Mortgage Investment Corp. Equity Incentive Plan for Independent Directors of our report dated February 21, 2012, with respect to the consolidated financial statements of American Capital Mortgage Investment Corp., included in this Annual Report (Form 10-K) for the period from August 9, 2011 (date operations commenced) through December 31, 2011.

McLean, Virginia /s/ Ernst & Young LLP
February 21, 2012